As filed with the Securities and Exchange Commission on March 24, 2025

Registration No. 333-281143

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIEWBIX INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	68-0080601
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3 Hanehoshet St, Building B, 7th floor

Tel Aviv, Israel 6971068
+972-9774-1505
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

David Huberman, Esq.

Greenberg Traurig, P.A.

One Azrieli Center

Round Tower, 30th floor

132 Menachem Begin Rd

Tel Aviv, Israel 6701101

Telephone: +972 (0) 3.636.6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 24, 2025

PRELIMINARY PROSPECTUS

6,256,323 Shares of Common Stock

Viewbix Inc.

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus, or the selling stockholders, of up to 6,256,323 shares of our common stock, par value $0.0001 per share consisting of (i) 269,719 shares of our common stock issued in a private placement in July 2024, as further described below under “Prospectus Summary — Recent Developments — Private Placement”, (ii) 385,332 shares of our common stock issuable upon the exercise of warrants issued in a private placement in July 2024, as further described below under “Prospectus Summary — Recent Developments — Private Placement”, (iii) up to 896,636 shares of our common stock issued or issuable in connection with the conversion of a portion of a credit facility that we entered into in June 2024, as further described below under “Prospectus Summary — Recent Developments —June 2024 Facility Agreement”, (iv) up to 896,636 shares of our common stock issuable upon the exercise of warrants issued in connection a credit facility that we entered into in June 2024, as further described below under “Prospectus Summary — Recent Developments —June 2024 Facility Agreement”, (v) up to 525,000 shares of our common stock issued or issuable in connection with the conversion of a portion of a credit facility that we entered into in July 2024, as further described below under “Prospectus Summary — Recent Developments — First July 2024 Facility Agreement”, (vi) up to 650,000 shares of our common stock issuable upon the exercise of warrants issued in connection a credit that we entered into in July 2024, as further described below under “Prospectus Summary — Recent Developments — First July 2024 Facility Agreement”, (vii) up to 670,000 shares of our common stock issued or issuable in connection with the conversion of a portion of a credit facility that we entered into in July 2024, as further described below under “Prospectus Summary — Recent Developments — Second July 2024 Facility Agreement”, (viii) up to 520,000 shares of our common stock issuable upon the exercise of warrants issued in connection a credit that we entered into in July 2024, as further described below under “Prospectus Summary — Recent Developments — Second July 2024 Facility Agreement”, (ix) 120,000 shares of our common stock issued in a private placement in July 2024, as further described below under “Services Agreements” and (x) 1,323,000 shares of our common stock issuable pursuant to a securities exchange agreement, as further described below under “Prospectus Summary — Recent Developments — Securities Exchange Agreements”.

The selling stockholders are identified in the table commencing on page 13. Other than as described above, we will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. However, we may receive the proceeds from any exercise of warrants if the holders do not exercise the warrants on a cashless basis. See “Use of Proceeds.”

The selling stockholders may sell all or a portion of the shares of common stock from time to time in market transactions through any market on which our shares of common stock are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution”.

Our common stock is quoted on the OTC Markets, Pink Tier, or OTCPK, under the symbol “VBIX”. On March 21, 2025, the last reported sale price of our common stock on the OTCPK was $5.70 per share.

We have applied to list our common stock on the Nasdaq Capital Market, or Nasdaq, under the symbol “VBIX”. Assuming that our common stock is listed for trading on the Nasdaq, the quoting of our common stock on OTCPK will be discontinued prior to the listing on Nasdaq.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 10 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the heading “Where You Can Find More Information.”

You should rely only on the information that is contained in this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not offering to sell or solicit any security other than the shares of common stock offered by this prospectus. In addition, we are not offering to sell or solicit any securities to or from any person in any jurisdiction where it is unlawful to make this offer to or solicit an offer from a person in that jurisdiction. The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our shares of common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Our financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless the context otherwise requires, references to “we,” “our,” “us,” “Viewbix” or the “Company” in this prospectus mean Viewbix Inc. and its consolidated subsidiaries.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” mean U.S. dollars.

On March 14, 2025, we effected a one-for-four consolidation of our share capital, or the Reverse Split, pursuant to which holders of our shares of common stock received one share of common stock for every four shares of common stock held. Unless the context expressly indicates otherwise, all references to share and per share amounts referred to herein reflect the amounts after giving effect to the Reverse Split.

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PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Viewbix is a digital advertising platform that develops and markets a variety of technological platforms that automate, optimize and monetize digital online campaigns. Viewbix’s operations were previously focused on analysis of the video marketing performance of its clients as well as the effectiveness of their messaging (“Video Advertising Platform”). With the Video Advertising Platform, Viewbix allowed its clients with digital video properties the ability to use its platforms in a way that allows viewers to engage and interact with the video. The Video Advertising Platform measured when a viewer performs a specific action while watching a video and collects and reports the results to the client. However, due to the Company’s failure to meet predetermined sales targets which were set pursuant to the Recapitalization Transaction, in January 2020 the Company determined to reduce its operations and the size of its sales and R&D team in the Digital Advertising Platform.

The Company, through its subsidiaries Gix Media Ltd. (“Gix Media”) and Cortex Media Group Ltd. (“Cortex”), expanded its digital advertising operations across two additional main sectors: ad search and digital content (the “Search Platform” and the “Content Platform”, respectively”). Gix Media and Cortex develop and market a variety of technological software solutions that automate, optimize and monetize online campaigns. Cortex also creates, edits and markets content in various languages to different target audiences in order to generate revenues from advertisements displayed together with the content, which are posted on digital content, marketing and advertising platforms. These technological tools enable advertisers and website owners to earn more from their advertising campaigns and generate additional profits from their sites.

Through its Search Platform, the Company provides services to leading search engines worldwide (“Search Engines”) by developing, marketing and distributing software products to internet users. The operations and activity on this platform are powered by Gix Media.

Through the Content Platform, the Company provides editing and marketing services of content in different languages and to different target audiences with the goal of generating revenues from advertising employed in such content, which is based on digital content marketing and advertising platforms. The operations and activity on this platform are powered by Cortex.

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Recent Developments

June 2024 Facility Agreement

On July 22, 2024, we entered into an amended and restated facility agreement (the “June 2024 Facility Agreement”) for a $1 million (the “June 2024 Facility Loan Amount”) credit facility (the “June 2024 Credit Facility”) with certain lenders set forth therein (the “June 2024 Lenders”) that amends and restates the prior facility agreement entered into on June 18, 2024 between the Company and the June 2024 Lenders (the “Prior June 2024 Facility Agreement”). In addition to the June 2024 Facility Loan Amount, the June 2024 Facility Agreement contemplates the inclusion of an additional $530,657 of outstanding debt owed by us to the June 2024 Lenders (the “June 2024 Prior Loan Amount”, and together with the June 2024 Facility Loan Amount, the “June 2024 Loan Amount”), which June 2024 Prior Loan Amount is entitled to certain rights under the June 2024 Credit Facility.

The term (the “June 2024 Facility Term”) of the June 2024 Credit Facility expires 12 months following the date of the June 2024 Facility Agreement (the “Initial Maturity Date”), provided that, if the effectiveness of an uplisting of our shares of common stock to a national securities exchange (the “Uplist”) occurs prior to the Initial Maturity Date, the June 2024 Facility Term shall expire 12 months following the effective date of the Uplist. The June 2024 Facility Agreement sets forth a drawdown schedule as follows: (i) an aggregate of $350,000 was drawn down on the date of the Prior June 2024 Facility Agreement, (ii) an aggregate of $150,000 drawn down upon the filing of this Registration Statement (as defined below) and (iii) an aggregate of $500,000 drawn down upon the effectiveness of the Uplist.

The June 2024 Credit Facility accrues interest at a rate of 12% per annum, and we will also pay such interest on the June 2024 Prior Loan Amount, which is equal to $183,679 (the “June 2024 Facility Interest”). The June 2024 Facility Interest was paid in advance for the first year of the June 2024 Facility in (i) shares of our common stock at a conversion rate of $1.00 for each U.S. dollar of June 2024 Facility Interest accrued on the respective June 2024 Loan Amount, equal to an aggregate of 183,679 shares of common stock (the “June 2024 Facility Shares”) and (b) a warrant to purchase a number of shares of common stock equal to the June 2024 Facility Shares (the “June 2024 Facility Warrant”).

Immediately following the effectiveness of the Uplist, (i) $662,957 of the June 2024 Loan Amount will convert into shares of common stock at a conversion rate equal to $1.00 per share of our common stock (the “June 2024 Convertible Stock”) and (ii) we will issue a warrant in substantially the same form and on substantially the same terms as a June 2024 Facility Warrant to purchase a number of shares of our common stock equal to the June 2024 Convertible Stock with an exercise price of $1.00 per share (the “June 2024 Conversion Warrant”, and (i) and (ii), collectively a “June 2024 Conversion Unit”). Such portion of the June 2024 Loan Amount that is not converted into a June 2024 Conversion Unit will remain outstanding and will not convert following the Uplist. For the duration of the June 2024 Facility Term of the June 2024 Credit Facility, the June 2024 Lenders may elect to convert such unconverted portion of the June 2024 Loan Amount into additional June 2024 Conversion Units or, upon the expiration of the June 2024 Facility Term, such unconverted portion of the June 2024 Loan Amount will be repaid in accordance with the terms of the June 2024 Facility Agreement.

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The June 2024 Facility Warrants are exercisable upon issuance at an exercise price of $1.00 per share of common stock, subject to certain beneficial ownership limitations and price adjustments set forth therein, and will have a three-year term from the issuance date.

In addition and in connection with the June 2024 Credit Facility, we agreed to pay L.I.A. Pure Capital Ltd. (the “June 2024 Lead Lender”) a commission consisting of (i) 50,000 shares of common stock, (ii) a warrant in substantially the same form and on substantially the same terms as the June 2024 Facility Warrant to purchase 50,000 shares of common stock with an exercise price of $1.00 per share (the “June 2024 Lead Lender Warrant”) and (iii) a warrant to purchase 625,000 shares of common stock with an exercise price of $4.00 per share, representing an aggregate exercise amount of $2.5 million, subject to beneficial ownership limitations and adjustments (the “June 2024 Lead Lender Fee Warrant” and together with the June 2024 Lead Lender Warrant and the June 2024 Facility Warrants, the “June 2024 Warrants”).

The June 2024 Lead Lender Fee Warrant was immediately exercisable upon issuance and has a three-year term from the issuance date. Following the closing of the Private Placement (as defined below), the exercise price of the June 2024 Lead Lender Fee Warrant was adjusted to $0.472, which is the effective price per share of common stock in the Private Placement, or the June 2024 Lead Lender Fee Warrant Adjusted Exercise Price, and the number of shares of common stock issuable upon the exercise of the June 2024 Lead Lender Fee Warrant was also adjusted to a total 5,296,610 shares, or the June 2024 Lead Lender Fee Warrant Adjusted Shares, such that the product of the June 2024 Lead Lender Fee Warrant Adjusted Exercise Price and the June 2024 Lead Lender Fee Warrant Adjusted Shares is equal to an aggregate exercise amount of $2.5 million.

We undertook to file this registration statement (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register, inter alia, the resale by the June 2024 Lenders of shares of common stock underlying the June 2024 Credit Facility, the June 2024 Warrants and the June 2024 Conversion Units.

Private Placement

On July 3, 2024, we entered into a definitive securities purchase agreement (the “Purchase Agreement”) with a global investment firm (the “Lead Investor”) for the purchase and sale in a private placement (the “Private Placement”) of units (the “Units”) consisting of (i) 256,875 shares of our common stock (the “PIPE Shares”) and (ii) common stock purchase warrants (the “PIPE Warrants”) to purchase up to 385,332 shares of our common stock (the “PIPE Warrant Shares”) to the Lead Investor and other investors (collectively, the “Investors”) acceptable to the Lead Investor and us. The Private Placement closed on July 3, 2024. The purchase price per Unit was $1.00.

The PIPE Warrants are exercisable upon issuance at an exercise price of $1.00 per share, subject to certain adjustments and certain anti-dilution protection set forth therein, and will have a three-year term from the issuance date. In addition, the PIPE Warrants are subject to an automatic exercise provision in the event that our shares of common stock are approved for listing on the Nasdaq Capital Market.

The aggregate gross proceeds to us from the Private Placement were $256,875.

In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, we are required to file a resale registration statement (the “PIPE Registration Statement”) with the SEC to register for resale of the PIPE Shares issued in the Private Placement and the PIPE Warrant Shares issuable upon exercise of the PIPE Warrants, within 30 days of the date of the Purchase Agreement, and to have such PIPE Registration Statement declared effective within 30 days following the filing date of the PIPE Registration Statement in the event the PIPE Registration Statement is not reviewed by the SEC, or 60 days following the filing date of the PIPE Registration Statement in the event the PIPE Registration Statement is reviewed by the SEC. We will be obligated to pay certain liquidated damages if we fail to file the PIPE Registration Statement when required, fail to cause the PIPE Registration Statement to be declared effective by the SEC when required, or if we fail to maintain the effectiveness of the PIPE Registration Statement.

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The Purchase Agreement and the Registration Rights Agreement also contain representations, warranties, indemnification and other provisions customary for transactions of this nature. In addition, pursuant to the Purchase Agreement, we agreed to abide by certain customary standstill restrictions for a period of 30 days following the effective date of the PIPE Registration Statement. In addition, while the PIPE Warrants are outstanding, the Investors shall not, and shall cause its affiliates to not enter into or effect, directly or indirectly, hedging transactions that establish a net short position. Upon the closing of the Private Placement, we reimbursed the Lead Investor $10,000 for actual and documented fees and expenses incurred. In addition, we paid a commission to the Lead Investor of (i) a cash fee of $12,844 and (ii) 12,844 shares of our common stock.

First July 2024 Facility Agreement

On July 22, 2024, we entered into an amended and restated facility agreement, as amended on July 25, 2024 (as amended, the “First July 2024 Facility Agreement”) for a $2.5 million (the “First July 2024 Facility Loan Amount”) credit facility (the “First July 2024 Credit Facility”) with a certain lender (the “First July 2024 Lender”) that amends and restates the prior facility agreement entered into on July 4, 2024 between the Company and the July 2024 Lender (the “Prior First July 2024 Facility Agreement”).

The First July 2024 Facility Loan Amount will remain available until the earliest to occur of (a)(i) its drawing down in full, (ii) the 36-month anniversary of the First July 2024 Facility Agreement and (b) upon such date that the Company completes a $2.0 million financing transaction (the “First July 2024 Facility Term”). In the event the First July 2024 Facility Term lapses, the First July 2024 Facility Loan Amount shall be repaid to the First July 2024 Lender immediately thereafter.

The First July 2024 Facility Agreement sets forth a drawdown schedule as follows: (i) an aggregate of $50,000 was drawn down on the effective date of the Prior First July 2024 Facility Agreement, (ii) an aggregate of $50,000 shall be drawn down upon the effectiveness of the Uplist, and (c) following the Uplist, an aggregate of $200,000 shall be drawn down on a quarterly basis until the First July 2024 Facility Loan Amount is exhausted.

The First July 2024 Credit Facility will accrue interest at a rate of 12% per annum (the “First July 2024 Facility Interest”). The First July 2024 Facility Interest was paid in advance for the first year of the First July 2024 Facility in (i) 300,000 shares of our common stock at a conversion rate of $1.00 for each U.S. dollar of First July 2024 Facility Interest accrued on the respective First July 2024 Facility Loan Amount, and (ii) 300,000 warrants to purchase a number of shares of our common stock at a conversion rate of $1.00 for each U.S. dollar of First July 2024 Facility Interest accrued on the respective First July 2024 Facility Loan Amount (the “First July 2024 Facility Warrants”). The First July 2024 Facility Warrants are exercisable upon issuance at an exercise price of $1.00 per share of common stock, subject to certain beneficial ownership limitations and price adjustments set forth therein, and will have a three-year term from the issuance date.

Immediately following the effectiveness of the Uplist, (i) $100,000 of the First July 2024 Facility Loan Amount will convert in shares of common stock at a conversion rate of $1.00 per share (such amount of shares converted, the “First July 2024 Convertible Stock”), and, (ii) we will issue a warrant to purchase such amount of First July 2024 Convertible Stock, with an exercise price of $1.00 per share (the “First July 2024 Conversion Warrant”, and together with the First July 2024 Convertible Stock, a “First July 2024 Conversion Unit”, and collectively the “First Uplist Conversion”). The remaining First July 2024 Facility Loan Amount outstanding and not converted following the First Uplist Conversion shall remain available for the duration of the First July 2024 Facility Term, whereby, upon the lapse of the First July 2024 Facility Term, such amount shall be repaid to such First July 2024 Lender.

In addition and in connection with the First July 2024 Credit Facility, we agreed to pay the First July 2024 Lender a one-time fee consisting of: (i) 125,000 shares of our common stock, representing five percent (5%) of the First July 2024 Facility Loan Amount at a conversion rate of $1.00 and (ii) a warrant to purchase 250,000 shares of our common stock with an exercise price of $1.00 per share (the “First July 2024 Facility Fee Warrant” and together with the First July 2024 Facility Warrants, the “First July 2024 Warrants).

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We undertook to file this registration statement with the SEC to register, inter alia, the resale by the First July 2024 Lender of shares of common stock underlying the First July 2024 Credit Facility, the First July 2024 Warrants and the First July 2024 Conversion Units.

Second July 2024 Facility Agreement

On July 28, 2024, we entered into a facility agreement (the “Second July 2024 Facility Agreement”) for a $3.0 million (the “Second July 2024 Facility Loan Amount”) credit facility (the “Second July 2024 Credit Facility”) with certain lenders (the “Second July 2024 Lenders”).

The Second July 2024 Facility Loan Amount will remain available until the earliest to occur of (a)(i) its drawing down in full, (ii) the 40-month anniversary of the Second July 2024 Facility Agreement and (b) upon such date that the Company completes a $2.5 million financing transaction (the “Second July 2024 Facility Term”). In the event the Second July 2024 Facility Term lapses, the Second July 2024 Facility Loan Amount shall be repaid to the Second July 2024 Lenders immediately thereafter.

The Second July 2024 Facility Agreement sets forth a drawdown schedule as follows: (i) an aggregate of $80,000 was drawn down on the effective date of the Second July 2024 Facility Agreement, (ii) an aggregate of $80,000 shall be drawn down upon the effectiveness of the Uplist, and (c) following the Uplist, an aggregate of $80,000 shall be drawn down on a monthly basis until the Second July 2024 Facility Loan Amount is exhausted.

The Second July 2024 Credit Facility will accrue interest at a rate of 12% per annum (the “Second July 2024 Facility Interest”). The Second July 2024 Facility Interest was paid in advance for the first year of the Second July 2024 Facility in (i) 360,000 shares of our common stock at a conversion rate of $1.00 for each U.S. dollar of Second July 2024 Facility Interest accrued on the respective Second July 2024 Facility Loan Amount, and (ii) 360,000 warrants to purchase a number of shares of our common stock at a conversion rate of $1.00 for each U.S. dollar of Second July 2024 Facility Interest accrued on the respective Second July 2024 Facility Loan Amount (the “Second July 2024 Facility Warrants”). As of the second-year anniversary of the Second July 2024 Credit Facility, the Second July 2024 Facility Interest will be paid by us in cash to the Second July 2024 Lenders. The Second July 2024 Facility Warrants are exercisable upon issuance at an exercise price of $1.00 per share of common stock, subject to certain beneficial ownership limitations and price adjustments set forth therein, and will have a three-year term from the issuance date.

Immediately following the effectiveness of the Uplist, (i) $160,000 of the Second July 2024 Facility Loan Amount will convert in shares of common stock at a conversion rate of $1.00 per share (such amount of shares converted, the “Second July 2024 Convertible Stock”), and, (ii) we will issue a warrant to purchase such amount of Second July 2024 Convertible Stock, with an exercise price of $1.00 per share (the “Second July 2024 Conversion Warrant”, and together with the Second July 2024 Convertible Stock, a “Second July 2024 Conversion Unit”, and collectively the “Second Uplist Conversion”). The remaining Second July 2024 Facility Loan Amount outstanding and not converted following the Second Uplist Conversion shall remain available for the duration of the Second July 2024 Facility Term, whereby, upon the lapse of the Second July 2024 Facility Term, such amount shall be repaid to such Second July 2024 Lender.

In addition and in connection with the Second July 2024 Credit Facility, we agreed to pay the Second July 2024 Lenders a one-time fee consisting of 150,000 shares of our common stock, representing five percent (5%) of the Second July 2024 Facility Loan Amount at a conversion rate of $1.00.

We undertook to file this registration statement with the SEC to register, inter alia, the resale by the Second July 2024 Lenders of shares of common stock underlying the Second July 2024 Credit Facility, the Second July 2024 Facility Warrants and the Second July 2024 Conversion Units.

Securities Exchange Agreements

On July 31, 2024, we entered into an amended and restated securities exchange agreement, or the Metagramm Securities Exchange Agreement, with Metagramm Software Ltd., or Metagramm, pursuant to which we agreed to issue to Metagramm 9.99% of our issued and outstanding capital stock on a post-closing basis in exchange for 19.99% of Metagramm’s issued and outstanding share capital on a post-closing basis. On March 24, 2025, in connection with the Securities Exchange Agreement (as defined below) we and Metagramm terminated the Metagramm Securities Exchange Agreement.

On March 24, 2025, we entered into a securities exchange agreement, or the Securities Exchange Agreement, with Metagramm and all of the shareholders of Metagramm, or the Metagramm Shareholders, pursuant to which we issued to the Metagramm Shareholders an aggregate of 19.99% of our issued and outstanding capital stock on a pro rata and post-closing basis, equal to 1,323,000 shares of our common stock, or the Exchange Shares, in exchange for 100% of Metagramm’s issued and outstanding share capital on a fully diluted and post-closing basis, equal to 718,520 Metagramm ordinary shares. The transactions contemplated by the Securities Exchange Agreement closed on March 24, 2025, subject to the satisfaction of customary closing conditions, which resulted in Metagramm becoming a wholly-owned subsidiary of the Company. In connection with a request for a tax ruling with the Israeli Tax Authority, the Exchange Shares shall be held in escrow for 30 days for the benefit of the Metagramm Shareholders. We have also agreed to pay the Metagramm Shareholders cash earn-out payments of up to an aggregate sum of $2.0 million on a pro rata basis upon the achievement of certain financing and revenue milestones during the three year period following the closing date of the transactions contemplated by the Securities Exchange Agreement. We have registered the Exchange Shares for resale by the Metagramm Shareholders in the registration statement to which this prospectus relates.

Services Agreements

On July 14, 2024 and July 25, 2024, we entered into consulting agreements (the “Consultant Agreements”) with certain consultants named as selling stockholders in the registration statement to which this prospectus relates (the “Consultants”) pursuant to which the Consultants agreed to provide certain services to us. As partial compensation, we agreed to issue 120,000 shares of our common stock (the “Consultant Shares”) to the Consultants. We agreed to file this registration statement with the SEC to register the resale by the Consultants of the Consultant Shares.

Reverse Split

On March 14, 2025, we effected a one-for-four Reverse Split pursuant to which holders of our shares of common stock received one share of common stock for every four shares of common stock held.

Company Information

Viewbix Inc. was incorporated in the State of Delaware on August 16, 1985, under a predecessor name, The InFerGene Company (“InFerGene Company”). On August 25, 1995, a wholly owned subsidiary of InFerGene Company merged with Zaxis International, Inc., an Ohio corporation, which following such merger, the surviving entity, InFerGene Company, changed its name to Zaxis International, Inc. (“Zaxis”). Our principal executive offices are located at 3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel 6971068. Our website address is https://view-bix.com/ and our telephone number is +972-9-774-1505. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

6

THE OFFERING

Shares of common stock currently outstanding	6,619,959 shares of common stock.

Securities offered by the selling stockholders	Up to 6,256,323 shares of our common stock, par value $0.0001 per share, consisting of (i) 269,719 shares of our common stock issued in a private placement in July 2024, as further described above under “Prospectus Summary — Recent Developments — Private Placement”, (ii) 385,332 shares of our common stock issuable upon the exercise of warrants issued in a private placement in July 2024, as further described above under “Prospectus Summary — Recent Developments — Private Placement”, (iii) up to 896,636 shares of our common stock issued or issuable in connection with the conversion of a portion of a credit facility that we entered into in June 2024, as further described above under “Prospectus Summary — Recent Developments — June 2024 Facility Agreement”, (iv) up to 896,636 shares of our common stock issuable upon the exercise of warrants issued in connection a credit facility that we entered into in June 2024, as further described above under “Prospectus Summary — Recent Developments — June 2024 Facility Agreement”, (v) up to 525,000 shares of our common stock issued or issuable in connection with the conversion of a portion of a credit facility that we entered into in July 2024, as further described above under “Prospectus Summary — Recent Developments — July 2024 Facility Agreement”, (vi) up to 650,000 shares of our common stock issuable upon the exercise of warrants issued in connection a credit facility that we entered into in July 2024, as further described above under “Prospectus Summary — Recent Developments — July 2024 Facility Agreement”, (vii) up to 670,000 shares of our common stock issued or issuable in connection with the conversion of a portion of a credit facility that we entered into in July 2024, as further described above under “Prospectus Summary — Recent Developments — Second July 2024 Facility Agreement”, (viii) up to 520,000 shares of our common stock issuable upon the exercise of warrants issued in connection a credit that we entered into in July 2024, as further described above under “Prospectus Summary — Recent Developments — Second July 2024 Facility Agreement”, (ix) 120,000 shares of our common stock issued in a private placement in July 2024, as further described above under “Services Agreements” and (x) 1,323,000 shares of our common stock issuable pursuant to a securities exchange agreement, as further described above under “Prospectus Summary — Recent Developments — Securities Exchange Agreements”.

Shares of common stock to be outstanding	9,994,884 shares of common stock, assuming (i) the exercise of the June 2024 Warrants, PIPE Warrants, First July 2024 Warrants, Second July 2024 Facility Warrants, June 2024 Conversion Warrants, First July 2024 Conversion Warrants and Second July 2024 Warrant in full and (ii) the issuance of the June 2024 Convertible Stock, First July 2024 Convertible Stock and Second July 2024 Convertible Stock following the conversion of the June 2024 Facility Loan Amount, First July 2024 Facility Loan Amount and Second July 2024 Facility Loan Amount, respectively.

Selling Stockholders	All of the shares of our common stock are being offered by the selling stockholders. See “Selling Stockholder” on page 13 of this prospectus for more information on the selling stockholders.

Use of Proceeds

We will not receive any proceeds from the sale of shares of common stock included in this prospectus by the selling stockholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders.

We may receive the proceeds from any exercise of the warrants and if the holders do not exercise the warrants on a cashless basis. We intend to use the proceeds from the exercise of the warrants for working capital and general corporate purposes, including the repayment of certain outstanding debts owed by us.

See the section of this prospectus titled “Use of Proceeds.”

Risk Factors	Before investing in our securities, you should carefully read and consider the “Risk Factors” beginning on page 10 this prospectus.

Listings	Our common stock is listed on the OTCPK under the symbol “VBIX”.

We have applied to list our common stock on the Nasdaq under the symbol “VBIX”. Assuming that our common stock is listed for trading on the Nasdaq, the quoting of our common stock on OTCPK will be discontinued prior to the listing on Nasdaq.

Unless otherwise indicated, the number of shares of common stock outstanding prior to and after this offering is based on 6,619,959 shares of common stock outstanding as of March 24, 2025, and excludes as of such date:

●	233,679 shares of common stock issuable upon exercise of outstanding June 2024 Facility Warrants and the June 2024 Lead Lender Warrant issued in connection with the June 2024 Facility Agreement at an exercise price of $1.00;

●	5,296,610 shares of common stock issuable upon the exercise of outstanding June 2024 Lead Lender Fee Warrant issued in connection with the June 2024 Facility Agreement at an exercise price of $0.472;

●	385,332 shares of common stock issuable upon exercise of outstanding PIPE Warrants issued in the Private Placement at an exercise price of $1.00;

●	550,000 shares of common stock issuable upon exercise of outstanding First July 2024 Warrants issued in connection with the First July 2024 Facility Agreement at an exercise price of $1.00;

7

●	662,957 shares of common stock issuable upon the partial conversion of the June 2024 Facility Loan Amount following the effectiveness of the Uplist in connection with the June 2024 Facility Agreement at a conversion price of $1.00 per share;

●	662,957 shares of common stock issuable upon the exercise of June 2024 Conversion Warrants to be issued following the effectiveness of the Uplist in connection with the June 2024 Facility Agreement with an exercise price of $1.00;

●	100,000 shares of common stock issuable upon the partial conversion of the First July 2024 Facility Loan Amount following the effectiveness of the Uplist in connection with the First July 2024 Facility Agreement at a conversion price of $1.00 per share;

●	100,000 shares of common stock issuable upon the exercise of First July 2024 Conversion Warrants to be issued following the effectiveness of the Uplist in connection with the First July 2024 Facility Agreement with an exercise price of $1.00;

●	360,000 shares of common stock issuable upon exercise of outstanding Second July 2024 Facility Warrants issued in connection with the Second July 2024 Facility Agreement at an exercise price of $1.00;

●	160,000 shares of common stock issuable upon the partial conversion of the Second July 2024 Facility Loan Amount following the effectiveness of the Uplist in connection with the Second July 2024 Facility Agreement at a conversion price of $1.00 per share;

●	160,000 shares of common stock issuable upon the exercise of Second July 2024 Conversion Warrants to be issued following the effectiveness of the Uplist in connection with the Second July 2024 Facility Agreement with an exercise price of $1.00;

●	612,245 shares of common stock reserved for potential future issuance pursuant to our 2023 Stock Incentive Plan;

●	185,167 shares of common stock issuable upon the exercise of warrants, at a weighted average exercise price of $6.63.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants described above.

8

SUMMARY FINANCIAL DATA

The following table summarizes our financial data. We have derived the following statements of operations data for the years ended December 31, 2024 and 2023 from our audited financial statements included elsewhere in or incorporated by reference into this prospectus. Such financial statements have been prepared in accordance with U.S. GAAP. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes included elsewhere in this prospectus.

	Year Ended December 31,
(USD in thousands, except share data)	2024	2023
Statements of Operations Data:
Sales	26,941	79,613
Cost of sales	21,987	70,451
Gross profit	4,954	9,162
Research and development expenses	1,879	2,893
Sales and marketing expenses	1,641	2,805
General and administrative expenses	2,268	2,877
Depreciation and amortization	3,012	2,952
Goodwill impairment	7,675	5,107
Other expenses	34	-
Operating loss	11,555	7,472
Finance expenses, net	2,764	1,281
Loss before income taxes	14,319	8,753
Income tax benefit	(213)	(66)
Net loss	14,106	8,687
Weighted average number of shares outstanding used in computing basic and diluted loss per share	4,476,013	3,716,558

	As of December 31 2024
(in USD)	Actual	Pro Forma(1)	Pro Forma As Adjusted (2)
Balance Sheet Data:
Cash and cash equivalents	$624	$624	$1,209
Total assets	$22,074	$27,233	$27,818
Total long term liabilities	$1,638	$1,638	$1,638
Total equity	$7,507	$12,666	$13,498

(1)	The pro forma data gives effect to the increase in shareholders’ equity in the total amount of $5,159,000 as a result of implementation the Securities Exchange Agreement, as if such issuances had occurred on December 31, 2024.
(2)	The pro forma as adjusted data gives effect to (i) the receipt of the third installment of the June 2024 Credit Facility in the net amount of $455,000, as if such installment had occurred on December 31, 2024 and no exercise of the June 2024 Warrants, (ii) the receipt of the second installment of the First July 2024 Credit Facility in the amount of $50,000, as if such installment had occurred on December 31, 2024 and no exercise of the First July 2024 Warrants, (iii) the receipt of the second installment of the Second July 2024 Credit Facility in the amount of $80,000, as if such installment had occurred on December 31, 2024 and no exercise of the Second July 2024 Facility Warrants; (iv) Conversion of short-term loans to shareholders’ equity in the total amount of $909,000, as if such issuance had occurred on December 31, 2024; and (v) Conversion of embedded derivatives to shareholders’ equity in the total negative amount of $77,000, as if such conversion had occurred on December 31, 2024.

9

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk set forth below, as well as the risks described in our most recent Annual Report on Form 10-K, any updates to those risks in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

The sale of a substantial amount of our shares of common stock including resale of the shares being registered hereunder in the public market could adversely affect the prevailing market price of our common stock.

We are registering for resale 6,256,323 shares of common stock. Sales of substantial amounts of shares of our shares of common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of common stock, and the market value of our other securities. We cannot predict if and when selling stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities convertible into shares of common stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

Conditions in Israel, including Israel’s conflicts with Hamas and other parties in the region, as well as political and economic instability, may impede our ability to operate and harm our financial results.

Because all of our operations are conducted in Israel and all members of our board of directors and management as well as all of our employees and consultants, including employees of our service providers, are located in Israel, our business and operations are directly affected by economic, political, geopolitical and military conditions in Israel. Since the establishment of the State of Israel in 1948 and in recent years, armed conflicts between Israel and its neighboring countries and terrorist organizations active in the region have involved missile strikes, hostile infiltrations, terrorism against civilian targets in various parts of Israel, and recently abduction of soldiers and citizens.

Following the October 7th attacks by Hamas terrorists in Israel’s southern border, Israel declared war against Hamas and since then, Israel has been involved in military conflicts with Hamas, Hezbollah, a terrorist organization based in Lebanon, and Iran, both directly and through proxies like the Houthi movement in Yemen and armed groups in Iraq and other terrorist organizations. Additionally, following the fall of the Assad regime in Syria, Israel has conducted limited military operations targeting the Syrian army, Iranian military assets and infrastructure linked to Hezbollah and other Iran-supported groups. Although certain ceasefire agreements have been reached, and some Iranian proxies have declared a halt to their attacks, there is no assurance that these agreements will be upheld, military activity and hostilities continue to exist at varying levels of intensity, and the situation remains volatile, with the potential for escalation into a broader regional conflict involving additional terrorist organizations and possibly other countries. Also, the fall of the Assad regime in Syria may create geopolitical instability in the region.

While our facilities have not been damaged during the current war, the hostilities with Hamas, Hezbollah, Iran and its proxies and others have caused and may continue to cause damage to private and public facilities, infrastructure, utilities, and telecommunication networks, and potentially disrupting our operations and supply chains. In addition, Israeli organizations, government agencies and companies have been subject to extensive cyber attacks. This could lead to increased costs, risks to employee safety, and challenges to business continuity, with potential financial losses. The continuation of the war has also led to a deterioration of certain indicators of Israel’s economic standing, for instance, a downgrade in Israel’s credit rating by rating agencies (such as by Moody’s, S&P Global, and Fitch).

10

In connection with the ongoing war, several hundred thousand Israeli military reservists were drafted to perform immediate military service, and military reservists are expected to perform long reserve duty service in the coming years. As of date of this Annual Report, none of our employees or consultants in Israel have been called to reserve duty and there has been no material impact on our business from past reserve services. However, certain of our employees and consultants in Israel, in addition to employees of our service providers located in Israel, may be called, for service in the current or future wars or other armed conflicts with Hamas, as well as the other pending or future armed conflicts in which Israel is or may become engaged, and such persons may be absent for an extended period of time. As a result, our operations may be disrupted by such absences, which disruption may materially and adversely affect our business, prospects, financial condition and results of operations. Additionally, the absence of employees of our Israeli suppliers and contract manufacturers due to their military service in the current or future wars or other armed conflicts may disrupt their operations, which in turn may materially and adversely affect our ability to deliver or provide products and services to customers.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business.

The global perception of Israel and Israeli companies, influenced by actions by international judicial bodies, may lead to increased sanctions and other negative measures against Israel, as well as Israeli companies and academic institutions. There is also a growing movement among countries, activists, and organizations to boycott Israeli goods, services and academic research or restrict business with Israel, which could affect business operations. If these efforts become widespread, along with any future rulings from international tribunals against Israel, they could significantly and negatively impact business operations.

As of the date of this Annual Report, the Company’s revenues have not been directly negatively affected by the ongoing hostilities in the region, as the primary source of its revenues is predominantly from the U.S. or European markets, that have been not significantly impacted by the ongoing hostilities in Israel. As a result, as of the date of this Annual Report the Company’s abilities to deliver or provide products and services to its customers have not been materially affected.

Finally, prior to the October 2023 war, the Israeli government pursued changes to Israel’s judicial system and has recently renewed its efforts to effect such changes. In response to the foregoing developments, certain individuals, organizations, and institutions, both within and outside of Israel, voiced concerns that such proposed changes, if adopted, may negatively impact the business environment in Israel. Such proposed changes may also lead to political instability or civil unrest. If such changes to Israel’s judicial system are pursued by the government and approved by the parliament, this may have an adverse effect on our business, results of operations, and ability to raise additional funds, if deemed necessary by our management and board of directors.

11

Some of our employees are obligated to perform military reserve duty in Israel.

Many Israeli citizens, including our employees are obligated to perform one month, and in some cases more, of annual military reserve duty until they reach the age of 40 (or older, for reservists with certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups. Such disruption could materially adversely affect our business, results of operations and financial condition.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has based these forward-looking statements on its current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “continue”, or the negative of such terms or other similar expressions. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the continued demand of digital advertising as an integral part of corporate marketing and internal communications plans and the continued growth and acceptance of digital advertising as effective alternatives to traditional offline marketing products and service;

●	our ability to retain and attract a programmatic advertiser, and the associated payments received from such programmatic advertisers’ ads on websites which have been categorized as “Made for Advertising”;

●	our ability to generate enough cash flow to meet our debt obligations or fund our other liquidity needs, and substantial doubt regarding our ability to continue as a going concern;

●	our need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute out shareholders’ ownership interests;

●	our ability to receive credit facility to fund our operations, at favorable terms, or at all;

●	our ability to pay our obligations when they become due, including the contemplated debt restructuring program currently under negotiation with our credit and debtholders;

●	our subsidiaries’ future performance, including our ability to instill potential measures to assist Cortex and Gix Media in mitigating future economic harm;

●	entry of new competitors and products, the impact of large and established internet and technology companies and potential technological obsolescence of our offered platforms; and

●	political, economic and military conditions in Israel, including the current security situation in Israel, as well as the war’s potential impact on our business and operation.

12

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with which may cause our actual results to differ from those anticipated in our forward-looking statements. For a discussion of these and other risks that relate to our business and investing in our common stock, you should carefully review the risks and uncertainties described in this prospectus and in the Company’s other Securities and Exchange Commission (the “SEC”) filings. The Company’s actual results could differ materially from those contemplated in these forward-looking statements as a result of these factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. We expect that the selling stockholders will sell their shares of common stock as described under “Plan of Distribution.”

We may receive proceeds from the exercise of the warrants and issuance of the underlying warrant shares to the extent that these warrants are exercised for cash. The warrants, however, are exercisable on a cashless basis under certain circumstances. If all of the warrants mentioned above were exercised for cash in full, the proceeds would be approximately $2.5 million.

We intend to use the net proceeds of such warrant exercises, if any, for general corporate purposes and working capital, including the repayment of certain outstanding debts owed by us.

Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. We can make no assurances that any of the warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity which will be exercised or in the period in which they will be exercised. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those shares of common stock issued in and issuable upon exercise of the warrants previously issued in the Private Placement and in connection with the June 2024 Facility Agreement, July 2024 Facility Agreement, Consultant Agreements and Securities Exchange Agreement. For additional information regarding the issuance of those shares of common stock and warrants, see “Prospectus Summary — Recent Developments — Private Placement”, “Prospectus Summary — Recent Developments — June 2024 Facility Agreement”, Prospectus Summary — Recent Developments — First July 2024 Facility Agreement”, “Prospectus Summary — Recent Developments — Second July 2024 Facility Agreement”, Prospectus Summary — Recent Developments — Securities Exchange Agreements” and Prospectus Summary — Recent Developments — Advisor Agreements” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares of common stock for resale from time to time. Except for the ownership of the shares of common stock and the warrants issued in the PIPE and in connection with the June 2024 Facility Agreement, the First July 2024 Facility Agreement, the Second July 2024 Facility Agreement, the Securities Exchange Agreement and the Consultant Agreements, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number the shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock, as of March 24, 2025, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercises. The third column lists the maximum number of the shares of common stock being offered in this prospectus by the selling stockholders. The fourth and fifth columns list the amount of the shares of common stock owned after the offering, by number of the shares of common stock and percentage of outstanding the shares of common stock (assuming for the purpose of such percentage, 5,294,926 shares outstanding as of March 24, 2025) assuming in both cases the sale of all of the shares of common stock offered by the selling stockholders pursuant to this prospectus, and without regard to any limitations on conversions or exercises.

13

Under the terms of the Warrants issued in the PIPE, a selling stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock not yet issuable upon exercise of the warrants and placement agent warrants which have not been exercised. The number of shares does not reflect this limitation. The selling stockholders may sell all, some or none of their shares of common stock or Warrants in this offering. See “Plan of Distribution.

Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering#		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After the Offering		Percentage of Shares of Common Stock Owned After the Offering
Capitalink Ltd. (1)	1,196,938	(2)	1,175,000	(3)	21,938	(4)	* %
L.I.A. Pure Capital Ltd. (5)	6,553,386	(6)	1,238,026	(7)	5,315,360	(8)	4.99%
Amit Moshe Griner (9)	321,728	(10)	321,728	(10)	-		-%
Amir Uziel Economic Consultant Ltd. (11)	336,000	(12)	336,000	(13)	-	(14)	* %
Zig Investments one LLC (15)	411,500	(16)	411,500	(16)	-		-%
Merhavit Holdings and Management Ltd. (17)	831,600	(18)	831,600	(18)	-		-%
Ehud Weiss (19)	130,020	(20)	117,520	(21)	12,500	(22)	* %
Amitay Weiss Management Ltd. (23)	37,814	(24)	5,036	(25)	32,778	(26)	* %
Yaaran Investment Ltd (27)	100,000	(28)	100,000	(28)	-		-%
Hike Capital, Inc. (29)	75,000	(30)	75,000	(30)	-		-%
Itamar David (31)	62,500	(32)	62,500	(30)	-		-%
Ronen Fatal (33)	58,621	(34)	58,600	(35)	21	(36)	* %
Xylo Technologies Ltd. (formerly Medigus Ltd.) (37)	415,432	(38)	365,432	(39)	50,000	(40)	* %
Eli Zamir (41)	202,974	(42)	202,974	(42)	-		-%
Ron Peled (43)	202,974	(44)	202,974	(44)	-		-%
Targa Independent Ltd. (45)	26,004	(46)	23,504	(47)	2,500	(48)	* %
Yoram Baumann (49)	37,638	(50)	18,888	(51)	18,750	(52)	* %
Yoresh Capital Ltd. (53)	12,604	(54)	5,036	(55)	7,568	(56)	* %
Adi and Michal PR-IR Ltd (57)	15,000	(58)	15,000	(58)	-		-%
Yaki Baranes (59)	15,000	(60)	15,000	(60)	-		-%
Oz Adler (61)	15,000	(62)	15,000	(62)	-		-%
David Masasa (63)	364,650	(64)	364,650	(64)	-		-%
Rachel Menashe (65)	6,250	(66)	6,250	(66)	-		-%
Liat Sidi (67)	6,250	(68)	6,250	(68)	-		-%
Amihay Hadad (69)	10,036	(70)	5,036	(71)	5,000	(72)	* %
Shahar Marom (73)	5,018	(74)	2,518	(75)	2,500	(76)	* %
Roni Menashe (77)	1,563	(78)	1,563	(78)	-		-%
Avidan Barrie (79)	1,563	(80)	1,563	(80)	-		-%
Ohad David (81)	1,563	(82)	1,563	(82)	-		-%
Menajem Peretz (83)	1,563	(84)	1,563	(84)	-		-%
Ruth Navon (85)	1,563	(86)	1,563	(86)	-		-%
Khashayar Raeisi (87)	1,563	(88)	1,563	(88)	-		-%
Hadas David (89)	1,563	(90)	1,563	(90)	-		-%
John Rewcastle (91)	1,563	(92)	1,563	(92)	-		-%
Oleg Chaikovsky (93)	1,563	(94)	1,563	(94)	-		-%
Yechiel Oirechman (95)	1,563	(96)	1,563	(96)	-		-%
Gabriel Kabazo (97)	1,563	(98)	1,563	(98)	-		-%
Puma Investments D.S Ltd. (99)	1,563	(100)	1,563	(100)	-		-%
AKA OPTIC LTD (101)	1,563	(102)	1,563	(102)	-		-%
Liat Bidas (103)	1,563	(104)	1,563	(104)	-		-%
A. Klainer Finances Ltd. (105)	1,563	(106)	1,563	(106)	-		-%
Cohen Capital & Investments Ltd. (107)	1,563	(108)	1,563	(108)	-		-%
Aviad Krief (109)	1,563	(110)	1,563	(110)	-		-%
Rachel Oirechman (111)	1,563	(112)	1,563	(112)	-		-%
Solomon Friedman (113)	1,563	(114)	1,563	(114)	-		-%
Riki Oirechman (115)	1,563	(116)	1,563	(116)	-		-%
Nadav Baruch (117)	1,563	(118)	1,563	(118)	-		-%
Rebekah Peters (119)	1,563	(120)	1,563	(120)	-		-%
George leonzio (121)	1,563	(122)	1,563	(122)	-		-%
Hilla Kabazo (123)	1,563	(124)	1,563	(124)	-		-%
Graciela Kabazo (125)	1,563	(126)	1,563	(126)	-		-%
Shalomo Debi (127)	1,563	(128)	1,563	(128)	-		-%
Ivan Topalovic (129)	1,563	(130)	1,563	(130)	-		-%
Diana Gettner (131)	1,563	(132)	1,563	(132)	-		-%
Ronit Kabazo (133)	1,563	(134)	1,563	(134)	-		-%
Michael Ingel (135)	1,563	(136)	1,563	(136)	-		-%
Adam Granot (137)	1,563	(138)	1,563	(138)	-		-%
Adi Kabazo (139)	1,563	(140)	1,563	(140)	-		-%
Miri Malkin (141)	1,563	(142)	1,563	(142)	-		-%
Johnatan Azoulay (143)	1,563	(144)	1,563	(144)	-		-%
Jerome Bonici (145)	1,563	(146)	1,563	(146)	-		-%
Benjamin Friedman (147)	1,563	(148)	1,563	(148)	-		-%
Nadav Baumann (149)	1,563	(150)	1,563	(150)	-		-%
Omer Baumann (151)	1,563	(152)	1,563	(152)	-		-%
Uri Baumann (153)	1,563	(154)	1,563	(154)	-		-%
Itay Meroz (155)	153,099	(156)	152,974	(156)	125	(157)	-%
Avi Saranga (158)	61,370	(159)	61,370	(159)	-		-%

14

#	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days of March 24, 2025, are counted as outstanding for computing the percentage of the selling stockholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling stockholder.

*	Denotes less than 1%.

(1)	Lavi Krasney is the officer, sole director, chairman of the board of directors and controlling shareholder of Capitalink Ltd., and its address is 20 Raoul Wallenberg Street, Tel Aviv, Israel 6971916.

(2)	Consists of (i) 21,938 shares of common stock, (ii) 525,000 shares of common stock issued or issuable in connection with the First July 2024 Facility Agreement and (iii) 650,000 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the First July 2024 Facility Agreement.

(3)	Consists of (i) 525,000 shares of common stock issued or issuable in connection with the First July 2024 Facility Agreement and (ii) 650,000 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the First July 2024 Facility Agreement.

(4)	Consists of 21,938 shares of common stock.

(5)	Kfir Silberman is the officer, sole director, chairman of the board of directors and controlling shareholder of L.I.A. Pure Capital Ltd., and its address is 20 Raoul Wallenberg Street, Tel Aviv, Israel 6971916.

(6)	Consists of (i) 18,750 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023, (ii) 485,884 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement, (iii) 485,884 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement, (iv) 5,296,610 shares of common of stock issuable upon exercise of the Leader Lender Fee Warrant, (v) in connection with the Private Placement, (A) 52,500 shares of common stock issuable upon the exercise of the PIPE Warrant and (B) 47,844 shares of common stock issued in the Private Placement and (vi) 165,914 shares of common stock issued pursuant to the Securities Exchange Agreement. All of the warrants have a blocker provision that subject the exercise/conversion of such securities to a 4.99% beneficial ownership limitation. If the foregoing securities did not contain such beneficial ownership limitation, the selling stockholder would have beneficially owned approximately 55.5% of our outstanding shares of common stock prior to this offering.

(7)	Consists of (i) 485,884 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement, (ii) 485,884 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement, (iii) in connection with the Private Placement, (A) 52,500 shares of common stock issuable upon the exercise of the PIPE Warrant and (B) 47,844 shares of common stock issued in the Private Placement and (iv) 165,914 shares of common stock issued pursuant to the Securities Exchange Agreement.

(8)	Consists of (i) 18,750 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023 and (ii) 5,296,610 shares of common of stock issuable upon exercise of the Leader Lender Fee Warrant.

(9)	The address of Amit Moshe Griner is 6 Erez St, Even Yehuda, 4052860, Israel.

(10)	321,728 shares of common stock issued pursuant to the Securities Exchange Agreement.

(11)	Amir Uziel is the officer, sole director, chairman of the board of directors and controlling shareholder of Amir Uziel Economic Consultant Ltd., and its address is 20 Raoul Wallenberg Street, Tel Aviv, Israel 6971916.

(12)	Consists of (i) 168,000 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (ii) 168,000 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(13)	Consists of (i) 168,000 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (ii) 168,000 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(14)	Consists of 0 shares of common stock.

(15)	Mike Zikri is the officer, sole director, chairman of the board of directors and controlling shareholder of Zig Investments one LLC., and its address is 1250 Pine Island Rd, Plantation FL.

(16)	Consists of (i) 112,000 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement, (ii) 112,000 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement and (iii) in connection with the Private Placement, (A) 112,500 shares of common stock issuable upon the exercise of the PIPE Warrant and (B) 75,000 shares of common stock issued in the Private Placement.

15

(17)	Rony Menashe is the control person of M.R.M. MERHAVIT HOLDINGS AND MANAGEMENT LTD. The address of M.R.M. MERHAVIT HOLDINGS AND MANAGEMENT LTD. is 31 Sokolov Street, Ramat Gan, Israel.

(18)	Consists of (i) 490,800 shares of common stock issued or issuable in connection with the Second July 2024 Facility Agreement and (ii) 340,800 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the Second July 2024 Facility Agreement.

(19)	The address of Ehud Weiss is 73 Maccabim St, Shoham, 6083053, Israel.

(20)	Consists of (i) 12,500 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023, (ii) 58,760 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (iii) 58,760 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(21)	Consists of (i) 58,760 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (ii) 58,760 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(22)	Consists of 12,500 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023

(23)	Amitay Weiss is the officer, sole director, chairman of the board of directors and controlling shareholder of Amitay Weiss Management Ltd., and its address is Haatsmaut St 41, Petah Tikva, Israel. Mr. Weiss has served as a member of our Board of Directors since September 19, 2022 and as the CEO of Gix Internet since September 19, 2022.

(24)

Consists of (i) 5,000 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023, (ii) 27,778 shares of common stock, (iii) 2,518 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (iv) 2,518 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(25)	Consists of (i) 2,518 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (ii) 2,518 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(26)	Consists of (i) 5,000 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023 and (ii) 27,778 shares of common stock.

(27)	Smuel Yanay is the officer, sole director, chairman of the board of directors and controlling shareholder of Yaaran Investment Ltd., and its address is Varsity 7, Shaarey Tikva, Israel.

(28)	Consists of (i) 60,000 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 40,000 shares of common stock issued in the Private Placement.

(29)	Itamar David is the CEO, sole director, chairman of the board of directors and controlling shareholder of Hike Capital, Inc., and its address is 601-283 Davie St.,Vancouver BC Canada

(30)	75,000 shares of common stock issued in the Consultants Agreements.

(31)	The address of Itamar David is 601-283 Davie St., Vancouver BC V6B5T6 Canada.

(32)	Consists of (i) 37,500 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 25,000 shares of common stock issued in the Private Placement.

16

(33)	The address of Ronen Fatal is 112 Rokach, Ramat Gan, Israel.

(34)	Consists of (i) 21 shares of common stock, (ii) 16,800 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement, (iii) 16,800 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement and (iv) in connection with the Private Placement, (A) 15,000 shares of common stock issuable upon the exercise of the PIPE Warrant and (B) 10,000 shares of common stock issued in the Private Placement.

(35)	Consists of (i) 16,800 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement, (ii) 16,800 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement and (iii) in connection with the Private Placement, (A) 15,000 shares of common stock issuable upon the exercise of the PIPE Warrant and (B) 10,000 shares of common stock issued in the Private Placement.

(36)	Consists of 21 shares of common stock.

(37)	Xylo Technologies Ltd. (formerly Medigus Ltd.) is a public company with its American Depositary Shares, each representing fifteen of its ordinary shares, listed on the Nasdaq Capital Market, and its address is 10 Hanechoshet, Tel-Aviv 6971072, Israel.

(38)	Consists of (i) 50,000 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023, (ii) 25,183 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement, (iii) 25,183 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement and (iv) 315,066 shares of common stock issued pursuant to the Securities Exchange Agreement.

(39)	Consists of (i) 25,183 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement. (ii) 25,183 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement and (iii) 315,066 shares of common stock issued pursuant to the Securities Exchange Agreement.

(40)	Consists of 50,000 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023.

(41)	The address of Eli Zamir is A. D. Gordon 5, Tel Aviv, Israel.

(42)	Consists of (i) 30,000 shares of common stock issuable upon the exercise of the PIPE Warrant, (ii) 20,000 shares of common stock issued in the Private Placement and (iii) 152,974 shares of common stock issued pursuant to the Securities Exchange Agreement.

(43)	The address of Ron Peled is 14 Smadar St., Savion, Israel.

(44)	Consists of (i) 30,000 shares of common stock issuable upon the exercise of the PIPE Warrant, (ii) 20,000 shares of common stock issued in the Private Placement and (iii) 152,974 shares of common stock issued pursuant to the Securities Exchange Agreement.

(45)	Iyar Mendelbaum Zell is the officer, sole director, chairman of the board of directors and controlling shareholder of Targa Independent Ltd., and its address is 13 Kehilat Venezia St, Tel-Aviv, 6940017

(46)	Consists of (i) 2,500 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023, (ii) 11,752 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (iii) 11,752 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(47)	Consists of (i) 11,752 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (ii) 11,752 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(48)	Consists of 2,500 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023.

(49)	The address of Yoram Baumann is c/o Viewbix Inc., 3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel 6971068.

17

(50)	Consists of (i) 18,750 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023, (ii) 9,444 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (iii) 9,444 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(51)	Consists of (i) 9,444 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (ii) 9,444 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(52)	Consists of 18,750 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023.

(53)	Eli Yoresh is the officer, sole director, chairman of the board of directors and controlling shareholder of Yoresh Capital Ltd., and its address is Yitzhak Rabin 5 Kiryat Ono, Israel.

(54)	Consists of (i) 5,000 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023, (ii) 2,568 shares of common stock, (iii) 2,518 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (iv) 2,518 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(55)	Consists of (i) 2,518 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (ii) 2,518 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(56)	Consists of (i) 5,000 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023 and (ii) 2,568 shares of common stock.

(57)	Michal Efraty is the officer, sole director, chairman of the board of directors and controlling shareholder of Adi and Michal PR-IR Ltd., and its address is 14 Shor, Tel Aviv 6296118 Israel.

(58)	15,000 shares of common stock issued in the Consultants Agreements.

(59)	The address of Yaki Baranes is 116 Rokach St, Ramat Gan, Israel 5259227.

(60)	15,000 shares of common stock issued in the Consultants Agreements.

(61)	The address of Oz Adler is 22 Vinik St, Rishon Le Zion, Israel 7524199.

(62)	15,000 shares of common stock issued in the Consultants Agreements.

(63)	The address of David Masasa is 17 Monashm Tel Aviv, Israel.

(64)	Consists of (i) 3,750 shares of common stock issuable upon the exercise of the PIPE Warrant, (ii) 2,500 shares of common stock issued in the Private Placement, (iii) 179,200 shares of common stock issuable in connection with the Second July 2024 Facility Agreement and (iv) 179,200 shares of common stock issuable upon the exercise of warrants issuable in connection with the Second July 2024 Facility.

(65)	The address of Rachel Menashe is I 2 Pilichovsky St, Tel-Aviv 693 129, Israel.

(66)	Consists of (i) 3,750 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 2,500 shares of common stock issued in the Private Placement.7

(67)	The address of Liat Sidi is 5 Achi Lahav St. Rishon Le Zion, Israel.

(68)	Consists of (i) 3,750 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 2,500 shares of common stock issued in the Private Placement.

(69)	The address of Amihay Hadad is c/o Viewbix Inc., 3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel 6971068.

18

(70)	Consists of (i) 5,000 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023, (ii) 2,518 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (iii) 2,518 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(71)	Consists of (i) 2,518 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (ii) 2,518 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(72)	Consists of 5,000 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023.

(73)	The address of Shahar Marom is c/o Viewbix Inc., 3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel 6971068.

(74)	Consists of (i) 2,500 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023, (ii) 1,259 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (iii) 1,259 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(75)	Consists of (i) 1,259 shares of common stock issued or issuable in connection with the June 2024 Facility Agreement and (ii) 1,259 shares of common stock issuable upon the exercise of warrants issued or issuable in connection with the June 2024 Facility Agreement.

(76)	Consists of 2,500 shares of common stock issuable upon the exercise of warrant issued in connection with a credit facility in November 2023.

(77)	The address of Roni Menashe is 27 Yitzhak Hoffi St, Ramat-Gan 52120432, Israel

(78)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(79)	The address of of Avidan Barrie is 615-388 Kaslo Street, Vancouver , BC, V5K 3Z4

(80)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(81)	The address of Ohad David is 615-388 Kaslo Street, Vancouver , BC, V5K 3Z4

(82)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(83)	The address of Menajem Peretz is 3737 Cambie Street, Vancouver , BC, V5Z 2W6

(84)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(85)	The address of Ruth Navon is 601-9300 Parksville Drive, Richmond, BC, V7E 4W2

(86)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(87)	The address of Khashayar Raeisi is 1322 61st Ave E., Vancouver, BC, V5X 2C7

(88)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(89)	The address of Hadas David is 601-283 Davie Street, Vancouver, BC, V6B 5T6

19

(90)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(91)	The address of John Rewcastle 3845 West 13th Ave., Vancouver , BC, V6P 2Z7

(92)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(93)	The address of Oleg Chaikovsky is 8571 Wilthire St., Vancouver, BC, V6P 5H6

(94)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(95)	The address of Yechiel Oirechman is 2323 West 14th Ave., Vancouver, BC, V6K 2W2

(96)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(97)	The address of Gabriel Kabazo is 2264E 11th Avenue, Vancouver , BC, V5N1Z6

(98)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(99)	Doron Shani is the officer, sole director, chairman of the board of directors and controlling shareholder of Puma Investments D.S Ltd., and its address is 65 L ‘merhav St. Ramat-Hasharon. Israel

(100)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(101)	ASAF ITZAIK is the officer, sole director, chairman of the board of directors and controlling shareholder of AKA OPTIC LTD., and its address is 11 tuval st Ramat Gan Israel.

(102)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(103)	The address of Liat Bidas is 11 Shoham st. Petah Tiqva, Israel.

(104)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(105)	Avi Klainer is the controlling shareholder of A. Klainer Finance Ltd., and its address is Benbenishty 35 Reshon Le Zion, Israel 7577935.

(106)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(107)	Yehezkel Cohen is the officer, sole director, chairman of the board of directors and controlling shareholder of Cohen Capital - Management & Investments Ltd., and its address is Anat Gov 8, kiryat-ono, Israel 5540072.

(108)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(109)	The address of Aviad Krief is 889 Clark Ave W, Vaughan Ontario Canada L4J0K6

20

(110)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(111)	The address of Rachel Oirechman is 2323 West 14th St., Vancouver British Columbia Canada v6k2w2.

(112)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(113)	The address of Solomon Friedman is 2631 Violet St., North Vancouver British Columbia Canada V7H1H2.

(114)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(115)	The address of Riki Oirechman is 2323 West 14th St., Vancouver British Columbia Canada V6K2W2.

(116)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(117)	The address of NADAV BARUCH is 4851 Fairmont St, Vancouver British Columbia Canada V5R3V1.

(118)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(119)	The address of Rebekah Peters is 3358 West 33rd St., Vancouver British Columbia Canada V6N2H2.

(120)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(121)	The address of George leonzio is 10512 245th St, Maple Ridge, British Columbia Canada V2W2G4.

(122)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(123)	The address of Hilla Kabazo is 610 East 21st Av, Vancouver British Columbia Canada V5V1R7.

(124)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(125)	The address of Graciela Kabazo is 2260 East 11th A Vancouver British Columbia Canada V5N1Z6.

(126)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(127)	The address of Shalomo Debi is 1696 West 68th St., Vancouver British Columbia Canada V6P 2V7.

(128)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(129)	The address of Ivan Topalovic is 7 av St Romam 98000 Monaco.

(130)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(131)	The address of Diana Gettner is 672 West 45th A, Vancouver British Columbia Canada V5z2p6 .

21

(132)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(133)	The address of Ronit Kabazo is 610 East 21st Av, Vancouver British Columbia Canada V5V1R7 .

(134)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(135)	The address of Michael (Mike) Ingel is West 70th Avenue, Vancouver British Columbia Canada V6P2Z7.

(136)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(137)	The address of Adam Granot is 224 Waterleigh D, Vancouver British Columbia Canada V5V3r5.

(138)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(139)	The address of Adi Kabazo is 610 East 21st Av, Vancouver British Columbia Canada V5V1R7.

(140)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(141)	The address of Miri Malkin is 2264 East 11th A, Vancouver British Columbia Canada V5N1Z6.

(142)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(143)	The address of Johnatan Azoulay is 11 Rue des Mimosas, 31140 Fonbeauzard, France.

(144)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(145)	The address of Jerome Bonici is 5 Rue du Fillaul, 31130 Pin-Balma, France.

(146)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(147)	The address of Benjamin Friedman is 2631 Violet St, North Vancouver British Columbia Canada V7H1H2.

(148)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(149)	The address of Nadav Baumann is lilienblum 41, Tel Aviv, Israel.

(150)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(151)	The address of Omer Baumann is 32 Zamenhoff, Tel Aviv, Israel.

(152)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(153)	The address of Uri Baumann is Maze 72, apartment 5, Tel Aviv, Israel.

(154)	Consists of (i) 938 shares of common stock issuable upon the exercise of the PIPE Warrant and (ii) 625 shares of common stock issued in the Private Placement.

(155)	The address of Itay Meroz is 18 Metsada St, Ramat Gan, 5223518, Israel.

(156)	Consists of (i) 125 shares of common stock (ii) 152,974 shares of common stock issued pursuant to the Securities Exchange Agreement.

(157)	Consists of 125 shares of common stock.

(158)	The address of Avi Saranga is 166 Geary St. STE 1500 #2033 San Francisco, CA 94108.

(159)	61,370 shares of common stock issued pursuant to the Securities Exchange Agreement.

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PLAN OF DISTRIBUTION

Each selling stockholder, or the Selling Stockholders, of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTCPK or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position held with respect to our present executive officers and directors:

Name	Age	Title
Amihay Hadad (1)	47	Chief Executive Officer and Director
Shahar Marom	45	Chief Financial Officer
Yoram Baumann	71	Chairman of the Board of Directors
Alon Dayan (2)(3)*	48	Director
Eliyahu Yoresh (2)(3)*	54	Director
Amitay Weiss	62	Director
Liron Carmel (2)(3)*	40	Director

(1)	Mr. Hadad has notified us that he intends to resign from our Board of Directors immediately prior to the effectiveness of the Uplist. Mr. Hadad will continue to serve as our Chief Executive Officer following the Uplist. Following Mr. Hadad’s resignation from our Board of Directors, our Board of Directors will be comprised of a majority of independent directors (as defined under Rule 5605(a)(2)) as required by Nasdaq Rule 56506(b)(1).

(2)	To be a member of our audit committee upon the effectiveness of the Uplist.

(3)	To be a member of our compensation committee upon the effectiveness of the Uplist.

*	Independent as that term is defined by the rules of the Nasdaq Stock Market.

Amihay Hadad has served as our Chief Executive Officer since February 20, 2020, Chief Financial Officer from July 25, 2019 and until June 28, 2022, and was appointed as a member of our Board of Directors on January 1, 2020. From 2011 until 2018, Mr. Hadad served as the Chief Financial Officer of Yedioth Internet. As of January 30, 2020, Mr. Hadad serves as the Chief Executive Officer of Gix Internet and served as the Chief Financial Officer of Gix Internet until September 19, 2022. Mr. Hadad holds both a B.A. and an MBA from the College of Management Academic Studies in Rishon LeZion, Israel, and an M.A. in law from Bar-Ilan University, Israel. Mr. Hadad is also a certified public accountant in Israel.

Shahar Marom has served as our Chief Financial Officer since July 1, 2022. Mr. Shahar Marom previously served as the Director of Finance of Raft Technologies Ltd. from 2018 to 2022, and held several financial positions at Supercom Ltd. (Nasdaq: SPCB) from 2013 to 2017. Mr. Marom is a certified public accountant and holds a B.A. in economics and accounting from the Tel Aviv University, Israel.

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Yoram Baumann has served as our Chairman of the Board of Directors since June 13, 2022. Mr. Baumann previously served as the Chairman of the Board of Directors of Gix Internet, our parent company, from January 2020 to June 2022, and currently serves as Chairman of the Board of Directors of Gix Media, which position he has held since May 2021. Additionally, Mr. Baumann is Chairman of the Publicis Group in Israel, which role he has held since June 2012. Mr. Baumann holds a B.A. in Advertising and Marketing from Watford College of Advertising, England.

Alon Dayan has served as a member of our Board of Directors since March 14, 2018, and from January 24, 2018, until July 25, 2019, he served as our Chief Executive Officer. From July 2014 to the present, Mr. Dayan served as the Chief Executive Officer and founder of L1 Systems Ltd., an Israeli based company engaged in the business of providing the public and private sectors with advanced security solutions. Since July 2013, Mr. Dayan has served as Chief Executive Officer and was the founder of Polaris Star, an Israeli-based company which is engaged in providing advanced cyber security telecommunication for utilities world-wide. Mr. Dayan earned his B.Tech degree in electronic engineering from Ariel University in Israel.

Eliyahu Yoresh has served as a member of our Board of Directors since September 19, 2022. Additionally, Mr. Yoresh has served as a member of the Board of Directors of Xylo Technologies Ltd. (Nasdaq: XYLO) since September 2018 and as Chairman of the board of Xylo since February 2020. Mr. Yoresh also serves as Chief Financial Officer of Foresight Autonomous Holdings Ltd. (Nasdaq, TASE: FRSX), and as Chairman of the Board of Directors of Gix Internet Ltd. (TASE: GIX) since September 2022 (prior to which he served as a director of since November 2020). In addition, Mr. Yoresh serves a director of Elbit Imagining Ltd (TASE: EMITF) since August 2021, Charging Robotics Inc (OTC: CHEV) since April 2023, and Rail Vision Ltd. (Nasdaq: RVSN) since August 2017, and as Chairman of the Board of Directors of Rail Vision since January 2024, and previously served as a director of Nano Dimension Ltd. (Nasdaq: NNDM), Geffen Biomed Investments Ltd., Jeffs’ Brands Ltd (Nasdaq: JFBR) and Greenstone Industries Ltd. Mr. Yoresh served as the Chief Executive Officer of Tomcar Global Holdings Ltd., a global manufacturer of off-road vehicles, from 2005 to 2008. Mr. Yoresh is an Israeli Certified Public Accountant. Yoresh acquired a B.A. in business administration from the Business College, Israel and an M.A. in Law Study from Bar-Ilan University, Israel.

Amitay Weiss has served as a member of our Board of Directors since September 19, 2022. Mr. Weiss serves as a Chief Executive Officer of Gix Internet since September 19, 2022, and serves as director in multiple other public companies, including but not limited to, Arazim Investments Ltd. (TASE: ARZM), and Upsellon Brands Holdings Ltd. (TASE: UPSL). Mr. Weiss also serves as Chairman of the Board of Directors of N2OFF, Inc. (Nasdaq: NITO), Maris-Tech Ltd. (Nasdaq: MTEK), AutoMax Motors Ltd. (TASE: AMX), Clearmind Medicine Inc. (CNSX: CMND) and SciSparc Ltd. (Nasdaq: SPRC), amongst others. In April 2016, Mr. Weiss founded Amitay Weiss Management Ltd., an economic consulting company and now serves as its Chief Executive Officer. Mr. Weiss holds a B.A in economics from New England College, an M.B.A. in business administration from Ono Academic College in Israel, an Israeli branch of University of Manchester and an LL.B from the Ono Academic College.

Liron Carmel has served as a member of our Board of Directors since September 19, 2022. Additionally, Mr. Carmel serves as Chief Executive Officer of Xylo Technologies Ltd. (Nasdaq: XYLO), which role he has held since April 2019. Mr. Carmel has vast experience in business and leadership across multiple industries, including bio pharma, internet technology, oil & gas exploration & production, real estate and financial services. In addition, he serves as Chairman of the Israel Tennis Table Association. Mr. Carmel also currently serves as a member of the Board of Directors of several private and public companies, including Gix Internet (TASE: GIX), beginning June 2021, Polyrizon Ltd. (Nasdaq: PLRZ), beginning July 2020 until September 2024 and since January 2025, Jeffs’ Brands Ltd. beginning January 2021 and as the Chairman of the Board of Directors of Eventer Technologies Ltd. beginning October 2020.

Involvement in Certain Legal Proceedings

Our directors, officers or affiliates have not, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Family Relationships

There are no family relationships between or among any of our directors or executive officers.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Compliance with Section 16(a) Compliance.

Section 16(a) of the Securities and Exchange Act of 1934 requires that directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant’s Common Stock, to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). The Registrant’s officers and directors are current in their filings as required under Section 16(a), other than with respect to the late filings of a Form 4/A by Amihay Hadad, the Company’s Chief Executive Officer and director, Shahar Marom, the Company’s Chief Financial Officer, Yoram Baumann, the Chairman of the Board of Directors, Eli Yoresh and Amitay Weiss, the Company’s directors, which was filed with the SEC on March 21, 2025.

Director Independence

Our Board of Directors has determined that Eliyahu Yoresh, Liron Carmel and Alon Dayan do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq rules.

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Composition of the Board of Directors

Under our Certificate of Incorporation and Bylaws, the number of directors on our Board of Directors is determined by our Board of Directors and is divided into three classes with staggered three-year terms. At each annual general meeting of our stockholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election, such that each year the term of office of only one class of directors expires. Under our Certificate of Incorporation, unless otherwise prohibited under exchange rules, and for so long as our common stock is not approved for listing on the Nasdaq, we are not required to hold annual stockholder meetings and may seek written consent in lieu of a meeting signed by the stockholders. We currently do not hold annual stockholder meetings, but will hold annual meetings in accordance with Nasdaq rules following the Uplist.

The members of our Board of Directors are divided to the three staggered director classes, as follows:

●	Class I consists of Liron Carmel and Amitay Weiss, each with a term expiring at the first annual meeting of our stockholders following the Company’s initial listing of its securities on a national exchange.

●	Class II consists of Eli Yoresh and Alon Dayan, each with a term expiring at the second annual meeting of our stockholders following the Company’s initial listing of its securities on a national exchange.

●	Class III consists of Yoram Baumann and Amihay Hadad, each with a term expiring at the third annual meeting of our stockholders following the Company’s initial listing of its securities on a national exchange.

The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of management or a change of control of our company.

Committees of the Board

Audit Committee

Upon the closing of the Uplist, our audit committee will be comprised of Eliyahu Yoresh, Liron Carmel and Alon Dayan. Mr. Yoresh will serve as chairman of the audit committee. The audit committee will be responsible for retaining and overseeing our independent registered public accounting firm, approving the services performed by our independent registered public accounting firm and reviewing our annual financial statements, accounting policies and our system of internal controls. The audit committee will act under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the audit committee’s composition and meetings. The audit committee charter will be available on our website www.view-bix.com.

The Board of Directors has determined that each member of the audit committee is “independent,” as that term is defined by applicable SEC rules. In addition, the Board of Directors has determined that each member of the audit committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market.

The Board of Directors has determined that Eliyahu Yoresh is an “audit committee financial expert” serving on its audit committee, and is independent, as the SEC has defined that term in Item 407 of Regulation S-K.

Compensation Committee

Upon the closing of the Uplist, our compensation committee will be comprised of Eliyahu Yoresh, Liron Carmel and Alon Dayan. Mr. Yoresh will serve as chairman of the compensation committee.

The compensation committee’s roles and responsibilities will include making recommendations to the Board of Directors regarding the compensation for our executives, the role and performance of our executive officers, and appropriate compensation levels for our CEO, which are determined without the CEO present, and other executives. Our compensation committee will also administer our 2023 Stock Incentive Plan. The compensation committee will act under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the compensation committee’s composition and meetings. The compensation committee charter is available on our website www.view-bix.com.

Our Board of Directors has determined that all of the members of the compensation committee are “independent” as that term is defined by the rules of the Nasdaq Stock Market.

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Director Nominations

We do not have a standing nominating committee. In accordance with Nasdaq Rule 5605(e)(2), a majority of the independent directors may recommend a director nominee for selection by our Board of Directors. Our Board of Directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Eliyahu Yoresh, Liron Carmel and Alon Dayan. In accordance with Nasdaq Rule 5605(e)(1)(a), Eliyahu Yoresh, Liron Carmel and Alon Dayan are currently “independent” as that term is defined under the Nasdaq rules. As there is no standing nominating committee, we do not have a nominating committee charter in place.

Our Board of Directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to Our Board of Directors should follow the procedures set forth in our bylaws.

Code of Conduct and Ethics

Our Board of Directors has approved a Code of Business Conduct and Ethics that will apply to all our employees upon the effectiveness of the registration statement to which this prospectus relates. The text of the Code of Business Conduct and Ethics will be publicly available on our website at www.view-bix.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be posted on the “Investors” section of our website at www.view-bix.com or will be included in a Current Report on Form 8-K, which we will file within four business days following the date of the amendment or waiver.

Board’s Role in Risk Oversight.

Our Board of Directors assess on an ongoing basis the risks faced by us. These risks include financial, technological, competitive, and operational risks. Upon the effectiveness of the Uplist, our audit committee will be responsible for the assessment and oversight of the Company’s financial risk exposures.

Involvement in Certain Legal Proceedings.

We are not aware of any material legal proceedings that have occurred within the past ten years concerning any director or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Insider Trading Policy

We have adopted an insider trading policy and procedures applicable to our and our directors’, officers’ and employees’ purchase, sale or other disposition of our securities that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations. This policy and the procedures are set forth in our Insider Trading Compliance Policy included as Exhibit 19.1 to our most recent Annual Report on Form 10-K.

Clawback Policy

We have adopted an Executive Officer Clawback Policy (the “Clawback Policy”) to be effective upon the effectiveness of the Uplist, in accordance with the Nasdaq listing standards and Exchange Act Rule 10D-1, which will apply to our current and former executive officers. Under the Clawback Policy, we will be required to recoup the amount of any Erroneously Awarded Compensation (as defined in the Clawback Policy) on a pre-tax basis within a specified lookback period in the event of any Accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exception. The Clawback Policy is included as Exhibit 97.1 to our most recent Annual Report on Form 10-K.

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DESCRIPTION OF THE OFFERED SECURITIES

General

Our authorized capital stock consists of 500,000,000 shares of which:

●	490,000,000 shares are designated as common stock with a par value of $0.0001; and

●	10,000,000 shares are designated as preferred stock with a par value of $0.0001.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

In connection with the Reorganization Transaction (as such term is defined in our Annual Report on Form 10-K), we filed our Certificate of Incorporation with the Secretary of State of Delaware, effective as of August 31, 2022, pursuant to which we, among other things, effected a reverse stock split of our common stock at a ratio of 1-for-28.

On March 14, 2025, we effected a one-for-four Reverse Split pursuant to which holders of our shares of common stock received one share of common stock for every four shares of common stock held.

Preferred Stock

Under the terms of our Certificate of Incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding voting stock.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

No Cumulative voting. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding are able to elect all of our directors. Our Certificate of Incorporation and Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders, and for so long as our common stock is not approved for listing on the Nasdaq Stock Market LLC, any stockholder action may be effected by written consent in lieu of a meeting. A special meeting of stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, or our chief executive officer or our president.

Amendment of Charter Provisions. Our Certificate of Incorporation further provides that the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the total voting power, voting together as a single class, is required to amend certain provisions of our Certificate of Incorporation, including provisions relating to the issuance of preferred stock, the size and classes of the board of directors, removal of directors, stockholder meetings, directors’ liabilities director indemnification and forum selection. The affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, is required to amend or repeal certain articles of our Certificate of Incorporation. Our Bylaws, may be amended by a simple majority vote of our board of directors, or by an affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class.

Staggered Board. Our Certificate of Incorporation and Bylaws further provides that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms, and give our board of directors the exclusive right to expand the size of our board of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director.

Special Meetings of Stockholders. Our Certificate of Incorporation currently provides that special meetings of our stockholders may be called by our chairperson of our board of directors, chief executive officer, president or by the board of directors.

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Exclusive Forum Provision. Our Certificate of Incorporation provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws; or as to which the DGCL of the State of Delaware confers jurisdiction to the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against us governed by the internal affairs doctrine; and subject to the federal district courts of the United States of America being the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended and by the Exchange Act of 1934, or any other claim for which the federal courts have exclusive jurisdiction.. Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a future court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable in such action.

Issuance of undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock, which may be converted into large numbers of shares of Common Stock, would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means

The foregoing provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of our company by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy rights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of our company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a publicly-held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limitations on Liability and Indemnification Matters

Our Certificate of Incorporation and Bylaws provide that we may indemnify each of our directors and executive officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. Further, pursuant to our indemnification agreements and directors’ and officers’ liability insurance, our directors and executive officers are indemnified and insured against the cost of defense, settlement or payment of a judgment under certain circumstances. In addition, as permitted by Delaware law, our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Listing

Our common stock is listed on OTC Markets, Pink Tier under the symbol “VBIX”. We have applied to list our common stock on the Nasdaq under the symbol “VBIX”. Assuming that our common stock is listed for trading on the Nasdaq, the quoting of our common stock on OTCPK will be discontinued prior to the listing on Nasdaq.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online. The transfer agent and registrar’s address is 512 SE Salmon Street, Portland, OR 97214-3444. The transfer agent’s telephone number is (503) 227-2950.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Viewbix Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference into this prospectus and into the registration statement of which it forms a part, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The audit report covering the December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024 consolidated financial statements contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1G to the consolidated financial statements.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be read and copied at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.view-bix.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the securities offered under this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www. view-bix.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 21, 2025;

●	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items), filed with the SEC on the following dates: February 6, 2025, March 13, 2025 and March 24, 2025; and

●	The description of our common stock, which is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 21, 2025, and as may be further updated or amended in any amendment or report filed for such purpose.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Amihay Hadad, Chief Executive Officer, 3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel, 6971068, telephone number +972 9-774-1505.

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6,256,323 Shares of Common Stock

Viewbix Inc.

PROSPECTUS

           , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC Registration Fee	$5,149
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$188,000
Printing Fees and Expenses	$15,000
Miscellaneous Fees and Expenses	$50,486
Total	$268,635

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation and Bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;
●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 15. Recent Sales of Unregistered Securities.

We sold the securities described below within the past three years which were not registered under the Securities Act.

Since January 1, 2022, we have issued an aggregate of 27,778 shares of common stock to our employees, officers and directors.

Since January 1, 2022, we have granted our directors, officers and employees RSUs to purchase an aggregate of 12,756 shares of our common stock, under our 2023 Stock Incentive Plan. As of March 24, 2025, we did not have any options to purchase shares of our common stock granted to our directors, officers and employees remain outstanding.

On November 15, 2023, our Israeli subsidiary, Viewbix Ltd. (“Viewbix Israel”) entered into a Loan Agreement (the “2023 Loan”) with certain lenders (the “Lenders”) whereby the Lenders provided Viewbix Israel with loans in the aggregate amount of $480,000 (which sum may be increased to up to $1,000,000, at the discretion of the Lenders). In connection with the 2023 Loan, the Company issued to each Lender a warrant to purchase shares of the Company’s common stock (the “2023 Warrants”), such that the number of shares of common stock underlying each 2023 Warrant will reflect (one-for-one) the number of dollars provided by each Lender as part of the principal amount. Each 2023 Warrant has an exercise price per share of common stock of $2.00 and will expire and cease to be exercisable on December 31, 2025. The 2023 Warrants were issued to the Lenders pursuant to Regulation S of the Securities Act of 1933, as amended.

On July 3, 2024, we entered into a definitive securities purchase agreement (the “Purchase Agreement”) with a global investment firm (the “Lead Investor”) for the purchase and sale in a private placement (the “Private Placement”) of units (the “Units”) consisting of (i) 256,875 shares of our common stock and (ii) common stock purchase warrants to purchase up to 385,313 shares of our common stock to the Lead Investor and other investors acceptable to the Lead Investor and us. The purchase price per Unit was $1.00. Upon the closing of the Private Placement, we reimbursed the Lead Investor $10,000 for actual and documented fees and expenses incurred. In addition, we paid a commission to the Lead Investor of (i) a cash fee of $12,844 and (ii) 12,844 shares of our common stock.

On July 22, 2024, we entered into an amended and restated facility agreement for a $1 million credit facility (the “June 2024 Credit Facility”) with certain lenders set forth therein. Interest of the June 2024 Credit Facility was paid in (i) shares of our common stock at a conversion rate of $1.00 for each U.S. dollar of June 2024 Facility Interest accrued on the respective June 2024 Loan Amount, equal to an aggregate of 183,680 shares of common stock (the “June 2024 Facility Shares”) and (b) a warrant to purchase a number of shares of common stock equal to the June 2024 Facility Shares (the “June 2024 Facility Warrant”). In addition and in connection with the June 2024 Credit Facility, we agreed to pay L.I.A. Pure Capital Ltd. a commission consisting of (i) 50,000 shares of common stock, (ii) a warrant to purchase 50,000 shares of common stock with an exercise price of $1.00 per share, in substantially the same form and on substantially the same terms as the June 2024 Facility Warrant and (iii) a warrant to purchase 625,000 shares of common stock with an exercise price of $4.00 per share, subject to beneficial ownership limitations and adjustments.

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On July 22, 2024, we entered into an amended and restated facility agreement for a $2.5 million (the “First July 2024 Facility Loan Amount”) credit facility (the “First July 2024 Credit Facility”) with a certain lender (the “First July 2024 Lender”). Interest of the First July 2024 Credit Facility was paid in (i) 300,000 shares of our common stock at a conversion rate of $1.00 for each U.S. dollar of First July 2024 Facility Interest accrued on the respective First July 2024 Facility Loan Amount, and (ii) a warrant to purchase 300,000 shares of our common stock at a conversion rate of $1.00 for each U.S. dollar of First July 2024 Facility Interest accrued on the respective First July 2024 Facility Loan Amount. In addition and in connection with the First July 2024 Credit Facility, we agreed to pay the First July 2024 Lender a one-time fee consisting of: (i) 125,000 shares of our common stock, representing five percent (5%) of the First July 2024 Facility Loan Amount at a conversion rate of $1.00 and (ii) a warrant to purchase 250,000 shares of our common stock with an exercise price of $1.00 per share.

On July 28, 2024, we entered into a facility agreement for a $3.0 million (the “Second July 2024 Facility Loan Amount”) credit facility (the “Second July 2024 Credit Facility”) with a certain lender (the “Second July 2024 Lender”). Interest of the Second July 2024 Credit Facility was paid in (i) 360,000 shares of our common stock at a conversion rate of $1.00 for each U.S. dollar of Second July 2024 Facility Interest accrued on the respective Second July 2024 Facility Loan Amount, and (ii) a warrant to purchase 360,000 shares of our common stock at a conversion rate of $1.00 for each U.S. dollar of Second July 2024 Facility Interest accrued on the respective Second July 2024 Facility Loan Amount. In addition and in connection with the Second July 2024 Credit Facility, we agreed to pay the Second July 2024 Lender a one-time fee consisting of 150,000 shares of our common stock, representing five percent (5%) of the Second July 2024 Facility Loan Amount at a conversion rate of $1.00.

On July 14, 2024 and July 25, 2024, we entered into consulting agreements with certain consultants (the “Consultants”) pursuant to which the Consultants agreed to provide certain services to us. As partial compensation, we agreed to issue 120,000 shares of our common stock to the Consultants.

On March 24, 2025, we entered into a securities exchange agreement, or the Securities Exchange Agreement, with Metagramm Sofotware Ltd., or Metagramm, and all of the shareholders of Metagramm, or the Metagramm Shareholders, pursuant to which we issued to the Metagramm Shareholders an aggregate of 19.99% of our issued and outstanding capital stock on a pro rata and post-closing basis, equal to 1,323,000 shares of our common stock, or the Exchange Shares, in exchange for 100% of Metagramm’s issued and outstanding share capital on a fully diluted and post-closing basis, equal to 718,520 Metagramm ordinary shares. The transactions contemplated by the Securities Exchange Agreement closed on March 24, 2025, subject to the satisfaction of customary closing conditions. In connection with a request for a tax ruling with the Israeli Tax Authority, the Exchange Shares shall be held in escrow for 30 days for the benefit of the Metagramm Shareholders.

We believe that the offers, sales and issuances of the securities described in the preceding paragraphs were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder (including Regulation D and Rule 506), in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2) or (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States.

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Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of Viewbix Inc. (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K, filed with the SEC on September 6, 2022)

3.2	Amended and Restated Bylaws of Viewbix Inc. (incorporated by reference to Exhibit 3.2 to the Company’s current report on Form 8-K, filed with the SEC on September 20, 2022)

3.3	Certificate of Amendment to Certificate of Incorporation filed July 15, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K, filed with the SEC on July 19, 2024)

4.1	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 24, 2023)

5.1**	Opinion of Greenberg Traurig, P.A.

10.1	Form of Warrant by and between the Company and Gix Media Ltd., dated July 25, 2019 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 25, 2019)

10.2	Form of Warrant by and between the Company and the holders thereto, dated December 7, 2023 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 12, 2023)

10.3	2017 Employee Incentive Plan (incorporated by reference to the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 17, 2018)

10.4	2023 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 24, 2023)

10.5	Form of Stock Subscription Agreement between the Company and the investors set forth therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 21, 2020)

10.6	Agreement and Plan of Merger, dated December 5, 2021 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 6, 2021)

10.7	Employment Agreement by and between Viewbix Ltd. and Amihay Hadad, dated February 23, 2023 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 25, 2024)

10.8	Management Services Agreement by and between Viewbix Ltd. and Yoram Baumann, dated January 12, 2022 (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 25, 2024)

10.9	Loan Agreement by and between Viewbix Ltd. and the lenders thereto, dated November 15, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 12, 2023)

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10.10	Form of Securities Purchase Agreement, dated July 3, 2024, by and between Viewbix Inc. and the purchasers parties thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 5, 2024)

10.11*	Form of July 2024 Common Stock Purchase Warrant

10.12	Form of Registration Rights Agreement, dated July 3, 2024, by and between Viewbix Inc. and the purchasers parties thereto (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 5, 2024)

10.13	Form of Amended and Restated Facility Agreement, dated July 22, 2024, by and between Capitalink Ltd. and Viewbix Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 22, 2024)

10.14*	Form of First July 2024 Warrant

10.15	Form of Amended and Restated Facility Agreement, dated July 22, 2024, by and between Viewbix Inc. and the lenders thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 22, 2024)

10.16*	Form of June 2024 Facility Warrants

10.17	Form of June 2024 Lead Lender Warrant (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 22, 2024)

10.18	Form of Facility Agreement, dated July 28, 2024, by and between M.R.M. Merhavit Holdings and Management Ltd. and Viewbix Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 30, 2024)

10.19*	Form of Second July 2024 Warrant

10.20

Form of Amended and Restated Securities Exchange Agreement, dated July 31, 2024, by and between Viewbix Inc. and Metagramm Software Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 31, 2024)

10.22	Form of Second Amendment, dated July 25, 2024, to the Amended and Restated Facility Agreement, dated July 22, 2024, by and between Capitalink Ltd. and Viewbix Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 30, 2024)

10.23	Form of Securities Exchange Agreement, dated March 24, 2025, by and between Viewbix Inc., Metagramm Software Ltd. and the Shareholders of Metagramm Software Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 24, 2025)

21.1**	Subsidiaries of the Registrant

23.1**	Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm

23.2**	Consent of Greenberg Traurig, P.A. (contained in Exhibit 5.1)

24.1*	Power of Attorney

107**	Filing Fee Table

*	Previously filed.
**	Filed herewith.

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Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, State of Israel on this 24th day of March, 2025.

VIEWBIX INC.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Amihay Hadad	Chief Executive Officer and Director	March 24, 2025
Amihay Hadad	(principal executive officer)

/s/ Shahar Marom	Chief Financial Officer	March 24, 2025
Shahar Marom	(principal financial officer and principal accounting officer)

*	Chairman of the Board of Directors	March 24, 2025
Yoram Baumann

*	Director	March 24, 2025
Eliyahu Yoresh

*	Director	March 24, 2025
Amitay Weiss

*	Director	March 24, 2025
Liron Carmel

*	Director	March 24, 2025
Alon Dayan

/s/ Amihay Hadad
Amihay Hadad
Attorney in Fact

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